UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2001

AVERT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-23952

Colorado                                                                                                                                    84-1028716
(State or other jurisdiction of                                                                                                 (I.R.S. Employer Identification No.)
incorporation or organization)

301 Remington, Fort Collins, Colorado        80524
(Address of principal executive offices)     Zip Code

     Registrant's telephone number, including area code: 970-484-7722

No Change
(Former name of former address, if changed since last report)

Item 1. Changes in Control of Registrant.

- Name of Person Acquiring Control:

        Automatic Data Processing, Inc.
        One ADP Boulevard
        Roseland, New Jersey, 07068
        (973) 974-5000

- The Amount and Source of Consideration:

        ADP financed the aggregate Merger Consideration, including amounts payable with respect to outstanding non-employee director stock options, and to pay its related fees, expenses and transaction costs from cash on hand. The Merger was not conditioned on ADP obtaining financing.

- The Basis of the Control, Date and Description of the Merger Transaction:

        On August 17, 2001, the Shareholders of Avert approved the Agreement and Plan of Merger among Avert, Automatic Data Processing, Inc. (“ADP”) and ADP Colorado, Inc. (“ADP Colorado) and the related Plan of Merger, pursuant to which (a) ADP Colorado was merged with and into Avert, with Avert as the surviving corporation, and (b) shareholders of Avert (other than ADP or any of its subsidiaries and shareholders of Avert who dissented and sought payment of the fair value of their shares) will receive $22.00 in cash, without interest, for each share of common stock of Avert.

- The Percentage of Voting Securities of Avert now owned by ADP:

        ADP nows 100% of the Avert stock.

- The Identity of the Person from whom Control was Assumed:

        The shareholders of Avert.

- Arrangements with respect to election of Directors or other matters:

Executives’ and Employees’ Equity interest in ADP - Certain executives and employees of Avert hold options that are exercisable for common shares of Avert. These options have converted into options that are exercisable for common shares of ADP.

Employment Agreements with the Surviving Corporation - As a condition to the Merger imposed by ADP, Dean A. Suposs and Jerry Thurber accepted employment letters provided by ADP indicating the terms upon which they will remain employed by Avert. Jamie M. Burgat also accepted such an employment letter.

Management of the Surviving Corporation - Dean A. Suposs and Jerry Thurber will continue as officers of Avert under the terms of the employment letters referenced above. None of the executives will continue to serve as directors of Avert. The Independent Directors’ directorship terminated at closing of the Merger.

Indemnification and Insurance - The present and former officers and directors of Avert will continue to be indemnified by Avert and ADP against any claims made against them following the Merger arising out of events occurring on or before the Merger. Avert is also required to advance any expenses incurred by a director or officer, in connection with a claim, to the maximum extent permitted under applicable law.

- Information required by Item 403(c) of Regulation S-K (Describe any arrangements, know to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date, result in a change of control of the registrant):

        Not Applicable

Item 7. Exhibits.

Agreement and Plan of Merger dated as of June 15, 2001, amended as of July 19, 2001. (Filed with the Definitive Proxy Statement - Schedule 14A on July 23, 2001)*

__________

*Incorporated by reference pursuant to Rule 12b-32 under the Securities and Exchange Act of 1934, as amended.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                             AVERT, INC.

Date         August 17, 2001                            By: /s/ Dean A. Suposs
                                                                            Dean A. Suposs, President